Exhibit 24.2

Entercom Communications Corp.

Power of Attorney

The undersigned whose signature appears below hereby authorizes and appoints David J. Field and Andrew P. Sutor, IV, and each of them acting individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including pre- and post-effective amendments) to Entercom Communication Corp’s Registration Statement on Form S-4 and any and all additional registration statements relating to the same offering of securities as the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 30th day of May, 2017.

/s/ Richard J. Schmaeling
Name: Richard J. Schmaeling
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)